EXECUTION VERSION

FIFTH AMENDMENT AGREEMENT

This FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of October 30, 2019 (this "Amendment") by and between HAMILTON RE, LTD., a Bermuda insurance and reinsurance company (the "Borrower") and UBS AG, STAMFORD BRANCH (the "Issuing Lender") amends the THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of August 30, 2017 as amended on October 27, 2017, October 30, 2018, May 7, 2019 and October 16, 2019 (the "Reimbursement Agreement"), as in effect on the date hereof.

WITNESSETH:

WHEREAS, pursuant to the Reimbursement Agreement, the Issuing Lender agreed to issue Letters of Credit for the account of the Borrower and for the benefit of the Account Beneficiaries from time to time designated by the Borrower on the terms and conditions set forth therein;

WHEREAS, pursuant to the Reimbursement Agreement, the Borrower agreed to reimburse the Issuing Lender for any advances in respect of such Letters of Credit; and

WHEREAS, the Borrower and Issuing Lender wish to amend certain provisions of the Reimbursement Agreement and to extend the Tranche A Availability Period End Date and the Tranche B Availability Period End Date;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows:

§ 1 **Definitions.** Capitalized terms which are used herein without definition and which are defined in the Reimbursement Agreement shall have the same meanings herein as in the Reimbursement Agreement.

§ 2 **Amendments.**

(a) The definition of "Account Beneficiaries" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"Account Beneficiaries" means, collectively, the ceding companies identified by the Borrower that are approved by the Issuing Lender from time to time; provided, that, in each case, (x) account beneficiaries must be insurance or reinsurance companies and (y) Borrower shall have provided such additional information in respect of the proposed account beneficiary as Issuing Lender may require (each, an "Account Beneficiary").

(b) The definition of "Anticipated Fees on the Unused LOC Commitment" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"Anticipated Fees on the Unused LOC Commitment" means, prior to the Availability Period End Date, an amount equal to the product of (i) and (ii), divided by (iii),

where (i) is an amount equal to the sum of (x) and (y),

with (x) equal to the product of (a) and (b), with

(a) equal to the Tranche A LOC Commitment minus the outstanding Tranche A LOC Amount, and

(b) equal to the actual number of days during the period from and including the date of determination to and excluding the scheduled Tranche A Availability Period End Date,

and (y) equal to the product of (c) and (d), with

(c) equal to the Tranche B LOC Commitment minus the outstanding Tranche B LOC Amount,

and (d) equal to the actual number of days during the period from and including the date of determination to and excluding the scheduled Tranche B Availability Period End Date,

(ii) is 178 basis points per annum, and

(iii) is three hundred sixty (360) calendar days, each as determined by the Calculation Agent.

(c) The definition of "LIBOR" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"LIBOR" means, for any date, a rate determined in accordance with the following provisions:

(a) LIBOR for such date shall equal the offered rate for deposits in U.S. dollars having a three-month maturity, as determined by the Issuing Lender, which appears on the LIBOR Reference Page as of approximately 11:00 a.m. (London time) on the applicable LIBOR Determination Date.

(b) If, on any LIBOR Determination Date, such rate does not appear on the LIBOR Reference Page, then LIBOR shall be determined by the Issuing Lender on the basis of the offered quotations of the Reference Bank to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity, by reference to quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date, provided that if such rate has been permanently discontinued, then LIBOR shall be an alternative or replacement rate determined in a manner as agreed between the parties in writing (which may, without limitation, include the application of a spread).

Notwithstanding the foregoing, LIBOR shall not be less than zero (0).

For purposes of clause (a) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point and for the purposes of clause (b) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second (1/32) of a percentage point. As used in this definition of LIBOR:

"LIBOR Determination Date" means, for any date, the second London Banking Day prior to such date.

"LIBOR Reference Page" means Reuters Page LIBOR01 (or such other page as may replace such Reuters Page LIBOR01 for purposes of displaying comparable rates).

"London Banking Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

"Reference Bank" means the London branch of UBS AG.

(d) The definition of "LOC Fees" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"LOC Fees" means, on any date of determination, an amount equal to the product of (i), (ii) and (iii), divided by (iv), where

(i) is the sum of (x) plus (y) where

(x) is

(a) prior to the Tranche A Availability Period End Date, the Tranche A LOC Commitment,

(b) on and after the Tranche A Availability Period End Date, the daily average of the Tranche A LOC Amount during the period for which the LOC Fees are being calculated,

(y) is

(a) prior to the Tranche B Availability Period End Date, the Tranche B LOC Commitment and

(b) on or after the Tranche B Availability Period End Date, the daily average Tranche B LOC Amount during the period for which the LOC Fees are being calculated,

(ii) is 178 basis points per annum or, solely with respect to each day occurring during a Reduced Fee Cash Collateralization Period, 75 basis points per annum,

(iii) is the actual number of days during the period for which the LOC Fees are being calculated, and

(iv) is three hundred sixty (360) calendar days, each as determined by the Calculation Agent.

(e) The definition of "Permitted Indebtedness" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"Permitted Indebtedness" means Indebtedness of the Borrower and the U.S. Subsidiaries in aggregate not to exceed $1 billion at any time.

(f) The definition of "Permitted Subsidiaries" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"Permitted Subsidiaries" means each of Hamilton Insurance Services, Turing Re, and any other entity as agreed or otherwise approved in writing (which agreement or approval may, for the avoidance of doubt, be given via electronic mail) from time to time by the Issuing Lender; provided that such entity shall only be a "Permitted Subsidiary" as of the effective date as agreed to by the Issuing Lender.

(g) The definition of "Tranche A Availability Period End Date" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"Tranche A Availability Period End Date" means 30 October 2020, or if such date is not a Business Day, the next succeeding Business Day.

(h) The definition of "Tranche B Availability Period End Date" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"Tranche B Availability Period End Date" means 29 October 2021, or if such date is not a Business Day, the next succeeding Business Day.

(i) The definition of "U.S. Subsidiaries" in Section 1.01 (Defined Terms) is hereby amended by deleting such definition in its entirety and inserting in its place the following:

"U.S. Subsidiaries" means any entity as agreed or otherwise approved in writing (which agreement or approval may, for the avoidance of doubt, be given via electronic mail) from time to time by the Issuing Lender; provided that such entity shall only be a "U.S. Subsidiary" as of the effective date as agreed to by the Issuing Lender.

(j) Section 3.01 (Borrower Representations and Warranties) is hereby amended by deleting Section 3.01(d) (Compliance with Laws and Agreements) in its entirety and inserting in its place the following:

(d) Compliance with Laws and Agreements. Each of the Borrower, the Collateral Fund and each Permitted Subsidiary (except, with respect to Turing Re and Hamilton Insurance Services, where such failure could not reasonably be expected to have a Material Adverse Effect) is in compliance in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its properties, all agreements to which it is a party and other instruments binding upon it or its property

(k) Section 3.01 (Borrower Representations and Warranties) is hereby amended by deleting Section 3.01(g) (Misconduct) in its entirety and inserting in its place the following:

(g) Misconduct. None of the Borrower, the Collateral Fund or any Permitted Subsidiary nor any of their respective Related Entities (except, with respect to Turing Re and Hamilton Insurance Services, where such failure could not reasonably be expected to have a Material Adverse Effect) (i) is subject to any action, investigation, suit or other proceeding by any Governmental Authority for reasons of any alleged breach of any material law, rule or any regulation or other similar reason or (ii) is accused, by any Governmental Authority of (a) wrongdoing or fraud or (b) breach of any material law, rule or any regulation or other similar conduct.

(l) Section 3.01 (Borrower Representations and Warranties) is hereby amended by deleting Section 3.01(k) (Indebtedness) in its entirety and inserting in its place the following:

(k) Indebtedness. The Borrower and the U.S. Subsidiaries have no Indebtedness other than (A) Permitted Indebtedness and (B) Indebtedness incurred under the Transaction Documents. Hamilton Insurance Services has no Indebtedness that is recourse to the assets of the Borrower or the Collateral Fund. Turing Re has no Indebtedness that is recourse to the assets of the Borrower or the Collateral Fund. The Borrower has not guaranteed any Indebtedness of a Permitted Subsidiary (except that, in respect of facilities of the Borrower for the provision of letters of credit, pursuant to which letters of credit may be issued for the account of the Borrower or any Applicant designated by the Borrower, notwithstanding that a letter of credit issued or outstanding under such facility may be in support of any obligations of, or is for the account of, an Applicant other than the Borrower, the Borrower may be obligated under such other facilities to reimburse, or to cause the applicable Applicant to reimburse, the applicable lender thereunder for any and all drawings under such letters of credit).

(m) Section 4.01 (Closing Conditions) is hereby amended by deleting Section 4.01(i) (Total Shareholder's Equity) in its entirety and inserting its place the following:

(i) Total Shareholder's Equity. The Total Shareholder's Equity of the Borrower, as determined by Issuing Lender, is not less than $1.25 billion.

(n) Section 5.02 (Negative Covenants) is hereby amended by deleting Section 5.02(c) (Indebtedness) in its entirety and inserting in its place the following:

(c) Indebtedness. The Borrower will not and will ensure that the Collateral Fund and the U.S. Subsidiaries do not create, incur, assume or have outstanding any Indebtedness, except for (a) Permitted Indebtedness and (b) Indebtedness under the Transaction Documents. Hamilton Insurance Services has no Indebtedness that is recourse to the assets of the Borrower or the Collateral Fund. Turing Re has no Indebtedness that is recourse to the assets of the Borrower or the Collateral Fund. The Borrower has not guaranteed any Indebtedness of a Permitted Subsidiary (except, that in respect of facilities of the Borrower for the provision of letters of credit, pursuant to which letters of credit may be issued for the account of the Borrower or any Applicant designated by the Borrower, notwithstanding that a letter of credit issued or outstanding under such facility may be in support of any obligations of, or is for the account of, an Applicant other than the Borrower, the Borrower may be obligated under such other facilities to reimburse, or to cause the applicable Applicant to reimburse, the applicable lender thereunder for any and all drawings under such letters of credit).

(o) Section 7.01 (Events of Default) is hereby amended by deleting 7.01(r) in its entirety and inserting in its place the following:

(r) the Total Shareholder's Equity of the Borrower is less than $1.25 billion at any time.

(p) Section 8.13 (Confidentiality) is hereby amended by deleting Section 8.13 (Confidentiality) in its entirety and inserting its place the following:

Section 8.13 Confidentiality. Each party to this Agreement agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to such party's Affiliates, and its or their directors, officers, employees, consultants and agents, including accountants, legal counsel and its or their other advisors (each, a "Representative"); provided that the party disclosing Information to its Representative pursuant to this Agreement shall (i) inform such Representative of the confidential nature of such Information and (ii) assume full responsibility for any breach of confidentiality caused by such Representatives, (b) to any other party to this Agreement or the Transaction Documents, (c) in connection with the exercise of any remedies hereunder or thereunder or any suit, action or proceeding relating to this Agreement or the Transaction Documents or the enforcement of rights hereunder or thereunder, (d) by the Issuing Lender to any permitted assignee or to any counterparty to a hedge transaction reasonably related to the transactions contemplated hereby (a "Lender Counterparty"), or to any prospective Lender Counterparty, subject to an agreement containing confidentiality provisions that are either no less restrictive than those found in this Section 8.13 or that are satisfactory to the Borrower as determined in consultation with the investment manager of the Collateral Fund, in each case expressly inuring to the benefit of the Borrower and a copy of which shall be promptly provided thereto; provided that in no event will the Issuing Lender provide such party with portfolio level Information regarding the Strategy Fund(s) without the Borrower's prior written consent as determined in consultation with the investment manager of the Collateral Fund, (e) with the consent of the other parties to this Agreement, (f) to the extent the Information relates to the Tax treatment and any facts that may be relevant to the Tax structure of the Transactions. For the purposes of this Section 8.13, "Information" means the Transaction Documents and all information received in connection with this Agreement or the Transactions relating to this Agreement or the Transaction Documents or any other information provided pursuant in connection with this Agreement or the Transaction Documents that is designated as confidential or that the receiving party should reasonably understand to be confidential, including, all data, research, strategies, performance, asset information, documents, financial statements, forecasts and forecast assumptions of the Borrower, the Collateral Fund or a Strategy Fund. Information

shall not include information that: (a) is or becomes publicly available; (b) becomes known by such recipient from a third party and is not subject to any obligation of confidentiality; or (c) is independently developed by such recipient without use of or reference to the Information.

If a party hereto (or its Representative) is required to disclose any Information pursuant to a subpoena, court order, statute, law, rule, regulation or other similar requirement (a "Legal Requirement"), to the extent permitted, such party shall provide prompt written notice of such Legal Requirement to the other party so that such other party may seek a protective order or other appropriate remedy.

§ 3 **Conditions to Effectiveness of this Amendment**. The effectiveness of this Amendment is conditioned upon satisfaction of the following requirements:

(a) **Executed Documents** – The Borrower shall have delivered to the Issuing Lender a copy of this Amendment duly signed on behalf of each party hereto.

(b) **Officer's Certificate** - The Issuing Lender shall have received a certificate dated as of the date of this Amendment and signed by a Responsible Officer of the Borrower, (i) (a) attaching true, correct and complete copies of the resolutions of the board of directors of the Borrower approving the terms of and the transactions contemplated by this Amendment and the resolutions of the board of directors of Hamilton Insurance Group, Ltd. approving the terms of this Amendment (collectively, the "Authorizing Resolutions"), (b) confirming that such Authorizing Resolutions have not been amended, modified, superseded, revoked or rescinded in any respect and are in full force and effect as of the date hereof and (c) confirming that the execution, delivery and performance of this Amendment are fully authorized and approved pursuant to the terms of the Authorizing Resolutions; (ii) attaching certified copies of such documents and certificates relating to the good standing of the Borrower as the Issuing Lender may reasonably request; (iii) attaching an incumbency certificate with the true titles, names and genuine signatures of each of the persons authorized by the Authorizing Resolutions to execute this Amendment on behalf of the Borrower; and (iv) confirming that (a) at the time of and immediately after giving effect to this Amendment the representations and warranties of the Issuer made pursuant to Article III (Representations and Warranties) of the Reimbursement Agreement] are, in each case, true and correct in all material respects unless any such representations or warranties are specifically made as of any earlier date, in which case they shall only be made as of such earlier date; provided, that, in each case such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof, (b) there have been no material changes to the documents attached to the officer's certificate of the secretary of the Borrower dated January 2, 2014 (other than the Second Amendment and Restatement to the Bye-Laws of the Borrower dated November 4, 2014), and (c) at the time of and immediately after giving effect to this Amendment, no event that constitutes an Early Prepayment Event, a Default or an Event of Default has occurred and is continuing or will result from the execution of this Amendment.

§ 4 **Agreement Otherwise Unchanged**. Except as herein provided, the Transaction Documents shall remain unchanged and in full force and effect, and each reference to the Reimbursement Agreement (and words of similar import) in the Transaction Documents, shall be a reference to the Reimbursement Agreement as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

§ 5 **Effective Date**. This Amendment shall become effective as of October 31, 2019, subject to satisfaction of the conditions set forth in §3 (Conditions to Effectiveness of this Amendment) of this Amendment.

§ 6 **Representations and Warranties**. At the time of and immediately after giving effect to this Amendment, all of the representations and warranties of the Borrower made pursuant to Article III (Representations and Warranties) of the Reimbursement Agreement are, in each case, true and correct in all material respects unless any such representations or warranties are specifically made as of any earlier date, in which case they shall only be made

as of such earlier date; provided, that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.

§ 7 **No Default, Event of Default or Early Prepayment Event.** At the time of and immediately after giving effect to this Amendment, no event that constitutes an Early Prepayment Event, a Default or an Event of Default has occurred and is continuing or will result from the execution of this Amendment.

§ 8 **Governing Law, Submission to Jurisdiction, Consent to Service of Process and Waivers.** The provisions contained in the Reimbursement Agreement, insofar as they relate to governing law, the submission to the courts specified therein, the consent to service of process and waivers shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

§ 9 **Counterparts.** This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic mail with PDF attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HAMILTON RE, LTD.,
as Borrower

By: [signature]
Name: VANESSA HARDY PICKERING
Title: CFO

UBS AG, STAMFORD BRANCH,
as Issuing Lender

By:______________________________
Name: Houssem Daly
Title: Associate Director
Banking Products Services, US

By:______________________________
Name: Darlene Arias
Title: Director